                                                                     EXHIBIT 2.5


                         REAL ESTATE MATTERS AGREEMENT

                                     BETWEEN

                            MRV COMMUNICATIONS, INC.

                                       AND

                              OPTICAL ACCESS, INC.

                               SEPTEMBER 29, 2000

                                TABLE OF CONTENTS



                                                                                           PAGE
                                                                                           ----
 ARTICLE I...................................................................................1


     PROPERTY................................................................................1

        Section 1.1   Leased Property........................................................1

        Section 1.2   Shared Properties......................................................1

        Section 1.3   Change in Allocation or Term...........................................2

        Section 1.4   Obtaining the Lease Consents...........................................2

        Section 1.5   Occupation by Optical Access...........................................3

        Section 1.6   Obligation to Complete.................................................4

        Section 1.7   Form of Transfer.......................................................5

        Section 1.8   Casualty; Lease Termination............................................5

        Section 1.9   Tenant's Fixtures and Fittings.........................................5

        Section 1.10  Costs..................................................................6


 ARTICLE II..................................................................................6


     MISCELLANEOUS...........................................................................6

        Section 2.1   Limitation of Liability................................................6

        Section 2.2   Entire Agreement.......................................................6

        Section 2.3   Governing Law..........................................................6

        Section 2.4   Notices................................................................6

        Section 2.5   Counterparts...........................................................7

        Section 2.6   Binding Effect; Assignment.............................................7

        Section 2.7   Severability...........................................................7

        Section 2.8   Failure or Indulgence Not Waiver; Remedies Cumulative..................7

        Section 2.9   Amendment..............................................................7

        Section 2.10  Authority..............................................................8

        Section 2.11  Interpretation.........................................................8

        Section 2.12  Disputes...............................................................8


 ARTICLE III.................................................................................8


     DEFINITIONS.............................................................................8

                          REAL ESTATE MATTERS AGREEMENT



        This Real Estate Matters Agreement (this "Agreement") is entered into as of September 29, 2000 between MRV Communications, Inc., a Delaware corporation ("MRV"), and Optical Access, Inc., a Delaware corporation ("Optical Access"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement (as defined below).



                                    RECITALS



        WHEREAS, MRV has transferred or will transfer to Optical Access effective as of the Separation Date, substantially all of the business and assets of the Optical Access Business owned by MRV in accordance with the Master Separation Agreement dated as of September 29, 2000 between MRV and Optical Access (the "Separation Agreement"), and

        WHEREAS, the parties desire to set forth certain agreements regarding real estate matters.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:



                                    ARTICLE I


                                    PROPERTY

Section 1.1 Leased Property

        (a) MRV shall assign or cause its applicable Subsidiary to assign, and Optical Access shall accept and assume, or cause its applicable Subsidiary to accept and assume, MRV's or its Subsidiary's interest in the Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such assignment shall be completed on the later of: (i) the Separation Date; or (ii) the earlier of (A) the fifth business day after the relevant Lease Consent has been granted, or (B) the date agreed upon by the parties in accordance with Section 1.6(a) below.

        (b) Subject to the completion of the assignment to Optical Access or its applicable Subsidiary of the relevant Leased Property, with respect to each Leased Property, MRV shall assign or cause its applicable Subsidiary to assign to Optical Access or its applicable subsidiary any and all rights to occupy the property identified in Section A of Schedule 1 of this Agreement.

Section 1.2 Shared Properties. MRV shall grant or cause its applicable Subsidiary to grant to Optical Access or its applicable Subsidiary the right to occupy those parts of the Shared Properties identified in Section B of Schedule 1 of this Agreement and Optical Access shall accept or cause its applicable Subsidiary to accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such rights shall be completed on the Separation Date.

Section 1.3 Change in Allocation or Term. The parties may, by mutual agreement, modify the terms of each assignment or sublease that is granted subject to the provisions of this Agreement. Such modifications shall be of no force or effect unless set forth in writing.

Section 1.4    Obtaining the Lease Consents

        (a) MRV confirms that, with respect to each Leased Property, an application has been made or will be made by the Separation Date to the relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement.

        (b) MRV will use its reasonable commercial efforts to obtain the Lease Consents as to each Leased Property, but MRV shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been unreasonably withheld or delayed, nor shall MRV be required to pay any consideration in excess of that required by the Relevant Lease or that which is typical in the open market to obtain the relevant Lease Consent. Optical Access shall cooperate as reasonably requested by MRV to obtain the Lease Consents.

        (c) Optical Access and MRV will promptly satisfy or cause their applicable Subsidiaries to satisfy the lawful requirements of the Landlord, and Optical Access will take or cause its applicable Subsidiary to take all steps to assist MRV in obtaining the Lease Consents as to each Leased Property, including, without limitation:

                (i) if properly required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant's obligations contained in the Relevant Lease throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

                (ii) if properly required by the Landlord, providing a guarantee, surety or other security (including, without limitation, a security deposit) for the obligations of Optical Access or its applicable Subsidiary as tenant under the Relevant Lease, and otherwise taking all steps which are reasonably necessary and which Optical Access or its applicable Subsidiary is reasonably capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents are obtained; and

                (iii) using all reasonable commercial efforts to assist MRV with obtaining the Landlord's consent to the release of any guarantee, surety or other security which MRV or its Subsidiary may have previously provided to the Landlord and, if required, offering the same or equivalent security to the Landlord in order to obtain such release.

                (iv) Notwithstanding the foregoing, (1) except with respect to guarantees, sureties or other security referenced in Section 1.4(c)(ii) above, Optical Access shall not be required to obtain a release of any obligation entered into by MRV or its Subsidiary with any Landlord or other third party with respect to any Property and (2) Optical Access shall not communicate or permit its applicable Subsidiary to communicate directly with any of the Landlords unless Optical Access can show MRV reasonable grounds for doing so.

        (d) If, with respect to any Leased Properties, MRV and Optical Access are unable to obtain a release by the Landlord of any guarantee, surety or other security which MRV or its Subsidiary has previously provided to the Landlord, Optical Access shall indemnify, defend, protect and hold harmless MRV and its Subsidiary from and after the Separation Date against all losses, costs, claims, damages, or liabilities incurred by MRV or its Subsidiary as a result of Optical Access's occupancy of the Leased Property with respect to such guarantee, surety or other security.

Section 1.5 Occupation by Optical Access

        (a) Subject to compliance with Section 1.5(b) below, in the event that the Actual Completion Date for any Leased Property does not occur on the Separation Date, Optical Access or its applicable Subsidiary shall, commencing on the Separation Date, be entitled to occupy the relevant Property (except to the extent that the same is a Retained Part) as a licensee upon the terms and conditions contained in MRV's Lease. Such license shall not be revocable prior to the date for completion as provided in Section 1.1(a) unless an enforcement action or forfeiture by the relevant Landlord due to Optical Access's or its applicable Subsidiary's occupation of the Property constituting a breach of MRV's Lease cannot, in the reasonable opinion of MRV, be avoided other than by requiring Optical Access or its applicable Subsidiary to immediately vacate the relevant Property, in which case MRV may by notice to Optical Access immediately require Optical Access or its applicable Subsidiary to vacate the relevant Property. Optical Access will be responsible for all costs, expenses and liabilities incurred by MRV or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by MRV or its Subsidiary as a result of any enforcement action taken by the Landlord against MRV or its Subsidiary with respect to any breach by MRV or its Subsidiary of the Relevant Lease in permitting Optical Access or its applicable Subsidiary to so occupy the Property without obtaining the required Lease Consent, for which MRV or its Subsidiary shall be solely responsible. Neither Optical Access nor its applicable Subsidiary shall be entitled to make any claim or demand against, or obtain reimbursement from, MRV or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Optical Access or its applicable Subsidiary as a consequence of being obliged to vacate the Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Optical Access or its applicable Subsidiary.

        (b) In the event that the Actual Completion Date for any Leased Property does not occur on the Separation Date, whether or not Optical Access or its applicable Subsidiary occupies a Property as licensee as provided in Section 1.5(a) above, Optical Access shall, effective as of the Separation Date, (i) pay or cause its applicable Subsidiary to pay MRV all rents, service charges, insurance premiums and other sums payable by MRV or its applicable Subsidiary under any Relevant Lease, (ii) observe or cause its applicable Subsidiary to observe the tenant's covenants, obligations and conditions contained in MRV's Lease and (iii) indemnify, defend, protect and hold harmless MRV and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by Optical Access or its applicable Subsidiary.

        (c) MRV shall supply promptly to Optical Access copies of all invoices, demands, notices and other communications received by MRV or its applicable Subsidiaries or agents in connection with any of the matters for which Optical Access or its applicable Subsidiary may be liable to make any payment or perform any obligation pursuant to Section 1.5(a) or (b), and shall, at Optical Access's cost, take any steps and pass on any objections which Optical Access or its applicable Subsidiary may have in connection with any such matters. Optical Access shall promptly supply to MRV any notices, demands, invoices and other communications received by

Optical Access or its applicable Subsidiary or agents from any Landlord while Optical Access or its applicable Subsidiary occupies any Property without the relevant Lease Consent.

Section 1.6 Obligation to Complete

        (a) If, with respect to any Leased Property, at any time the relevant Lease Consent is formally and unconditionally refused in writing, MRV and Optical Access shall commence good faith negotiations and use commercially reasonable efforts to determine how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each party, the size of the applicable Property, the number of employees of each party at the applicable Property and the potential risk and liability to each party in the event an enforcement action is brought by the applicable Landlord. Such commercially reasonable efforts shall include consideration of alternate structures to accommodate the needs of both parties and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Relevant Lease, restructuring a proposed lease assignment to be a sublease and relocating one party. If the parties are unable to agree upon an allocation of the Property within fifteen (15) days after commencement of negotiations between the parties as described above, then either party may, by delivering written notice to the other, require that the matter be referred to the Chief Financial Officers of both parties. In such event, the Chief Financial Officers shall use commercially reasonable efforts to determine the allocation of the Property, including having a meeting or telephone conference within ten
(10) days thereafter. If the parties are unable to agree upon the allocation of an applicable Property within fifteen (15) days after the matter is referred to the Chief Financial Officers of the parties as described above, the disposition of the applicable Property and the risks associated therewith shall be allocated between the parties as set forth in subparts (b) and (c) of this section below.

        (b) If, with respect to any Leased Property, the parties are unable to agree upon the allocation of a Property as set forth in Section 1.6(a), MRV may by written notice to Optical Access elect to apply to the relevant Landlord for consent to sublease all of the relevant Property to Optical Access or its applicable Subsidiary for the remainder of the Relevant Lease term less three
(3) days at a rent equal to the rent from time to time under the Relevant Lease, but otherwise on substantially the same terms and conditions as the Relevant Lease. If MRV makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is completed, the provisions of Section 1.5 will apply and, on the grant of the Lease Consent required to sublease the Leased Property in question, MRV shall sublease or cause its applicable Subsidiary to sublease to Optical Access or its applicable Subsidiary the relevant Property which sublease shall be for the term and rent set forth in the Relevant Lease and otherwise on the terms of the Relevant Lease.

        (c) If the parties are unable to agree upon the allocation of a Property as set forth in Section 1.6(a) and MRV does not make an election pursuant to
Section 1.6(b) above, MRV may elect by written notice to Optical Access to require Optical Access or its applicable Subsidiary to vacate the relevant Property immediately or by such other date as may be specified in the notice served by MRV (the "Notice Date"), in which case Optical Access shall vacate or cause its applicable Subsidiary to vacate the relevant Property on the Notice Date but shall indemnify MRV and its applicable Subsidiary from and against all costs, claims, losses, liabilities and damages in relation to the relevant Property arising from and including the Separation Date to and including the later of the Notice Date and date on which Optical Access or its applicable Subsidiary vacates the relevant Property, except for any costs, losses, damages, claims and liabilities incurred by MRV or its Subsidiary with respect to any enforcement action taken by the Landlord against MRV or its Subsidiary with respect to any breach by MRV or its Subsidiary of the Relevant Lease in permitting Optical Access or its applicable Subsidiary to so occupy the Property without obtaining the required Lease Consent. Neither Optical Access nor its applicable Subsidiary shall be entitled to make any claim or demand against or obtain reimbursement from MRV or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Optical Access or its applicable Subsidiary as a consequence of being obliged to vacate the Property or obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Optical Access or its applicable Subsidiary.

Section 1.7 Form of Transfer

        (a) The assignment to Optical Access or its applicable Subsidiary of each relevant Leased Property shall be in substantially the form attached in
Schedule 2, with such amendments which in the reasonable opinion of MRV are necessary with respect to a particular Property, including, without limitation, in all cases where a relevant Landlord has required a guarantor or surety to guarantee the obligations of Optical Access or its applicable Subsidiary contained in the relevant Lease Consent or any other document which Optical Access or its applicable Subsidiary is required to complete, the giving of such guarantee by a guarantor or surety, and the giving by Optical Access or its applicable Subsidiary and any guarantor or surety of Optical Access's or its applicable Subsidiary's obligations of direct obligations to MRV or third parties where required under the terms of any of the Lease Consent or any covenant, condition, restriction, easement, lease or other encumbrance to which the Property is subject. Such amendments shall be submitted to Optical Access for approval, which approval shall not be unreasonably withheld or delayed.


        (b) The rights to be granted by Optical Access or its applicable Subsidiary to MRV or its applicable Subsidiary, and MRV or its applicable Subsidiary to Optical Access or its applicable Subsidiary, with respect to the Shared Properties shall be at a rental rate set forth in Schedule 3 hereof and be for a term defined in the subleases and master leases commencing as of _________________. Rent shall be abated for the period from the Separation Date to ______________, 2000.

Section 1.8 Casualty; Lease Termination. The parties hereto shall grant and accept assignments, leases or subleases of the Properties as described in this Agreement, regardless of any casualty damage or other change in the condition of the Properties. In addition, subject to MRV's obligations in Section 5.6 of the Separation Agreement, in the event that MRV's Lease with respect to a Leased Property or a Shared Property or MRV's interest in the leased portion of the Headquarters Facility is terminated prior to the Separation Date, (a) MRV or its applicable Subsidiary shall not be required to assign or sublease such Property,
(b) Optical Access or its applicable Subsidiary shall not be required to accept an assignment or sublease of such Property and (c) neither party shall have any further liability with respect to such Property hereunder.

Section 1.9 Tenant's Fixtures and Fittings. The provisions of the Separation Agreement and the other Ancillary Agreements shall apply to any trade fixtures and personal property located at each Property. The assignments and subleases shall include the rental of the furniture at such Properties.

Section 1.10 Costs. MRV shall pay all reasonable costs and expenses incurred in connection with obtaining the Lease Consents, including, without limitation, Landlord's consent fees and attorneys' fees and any costs and expenses relating to re-negotiation of MRV's Leases.



                                   ARTICLE II


                                  MISCELLANEOUS

SECTION 2.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE MRV GROUP OR OPTICAL ACCESS GROUP BE LIABLE TO ANY OTHER MEMBER OF THE MRV GROUP OR OPTICAL ACCESS GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

Section 2.2 Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 2.3 Governing Law. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Los Angeles County and/or the United States District Court for the Southern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 5.9 of the Separation Agreement. Notwithstanding the foregoing, the applicable Property transfers shall be performed in accordance with the laws of the state in which the applicable Property is located.

Section 2.4 Notices. Notices, demands, offers requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

        if to MRV:

                             MRV Communications, Inc.
                             20415 Nordhoff Street
                             Chatsworth, California 91311
                             Attention:  Noam Lotan, Chief Executive Officer
                             Fax:  818-773-0906

        if to Optical Access:

                             Optical Access, Inc.
                             20415 Nordhoff Street
                             Chatsworth, California 91311
                             Attention:  Guy Avidan, Chief Executive Officer
                             Fax:  818-____-_____

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

Section 2.5 Counterparts. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 2.6 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the MRV Group and each member of the Optical Access Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

Section 2.7 Severability. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 2.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 2.9 Amendment. No change or amendment will be made to this Agreement or the Exhibits or Schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

Section 2.10 Authority. Each of the parties hereto represents to the other that
(a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

Section 2.11 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

Section 2.12 Disputes. Any Disputes that arise under this Agreement shall be resolved in accordance with the provisions of Section 5.9 of the Separation Agreement.



                                   ARTICLE III


                                   DEFINITIONS

        The following terms, as used herein, shall have the following meanings:

Actual Completion Date means, with respect to each Property, the date upon which completion of the assignment, lease or sublease of that Property actually takes place.

Landlord means the landlord under MRV's Lease, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord under MRV's Lease.

Lease Consents means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Leases to assign the Relevant Leases to Optical Access or its applicable Subsidiary.

Leased Properties means those Properties in Section A of Schedule 1 of this Agreement.

Property means the Leased Properties and the Shared Properties.

Relevant Leases means those of MRV's Leases with respect to which the Landlord's consent is required for assignment or sublease to a third party or which prohibit assignments or subleases.

Retained Parts means those parts of the Leased Properties which, following assignment to Optical Access or its applicable Subsidiary, are intended to be licensed to MRV or its applicable Subsidiary.

Shared Properties means those Properties listed in (a) Section A of Schedule 1 as a Property involving a license back to MRV and (b) Section B of Schedule 1 of this Agreement.

MRV's Lease means, in relation to each Property, the lease(s) or sublease(s) or license(s) under which MRV or its applicable Subsidiary holds such Property and any other supplemental document completed prior to the Actual Completion Date.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.



                                            MRV COMMUNICATIONS, INC.
                                            a Delaware Corporation


                                            By:
                                               ---------------------------------
                                               Noam Lotan, Chief Executive
                                               Officer



                                               OPTICAL ACCESS, INC.
                                               a Delaware Corporation


                                            By:
                                               ---------------------------------
                                               Guy Avidan, Chief Executive
                                               Officer

                                   SCHEDULE 1

                                   PROPERTIES

                   SECTION A: LEASED PROPERTIES ASSIGNED TO OPTICAL ACCESS

              SECTION B: SHARED PROPERTIES SUBLET TO OPTICAL ACCESS



                                                            Approximate Number
      Address                  Area to be licensed            of Employees
      -------                  -------------------            ------------
20415 Nordhoff Street        [________] square feet
Chatsworth, California       and common areas

                                   SCHEDULE 2



                      FORM ASSIGNMENT FOR LEASED PROPERTIES

[MRV COMMUNICATIONS, INC. LETTERHEAD]

_______  __, 2000

VIA FEDERAL EXPRESS

Name of Lessor

-----------------

-----------------


        Re: MRV Communications, Inc.

Dear _________:

MRV Communications, Inc. ("MRV") is a party to an equipment lease, dated _____ __. ____ with ____________ (the "Lease"). We would like to inform you that MRV intends to transfer certain assets to Optical Access, Inc., a subsidiary of MRV. As a result of the transfer of assets, MRV is assigning to Optical Access all of its right, title and interest in, to and under the Lease and Optical Access, Inc. will assume all of MRV's obligations relative to the Lease.

In order to expedite the process, we have enclosed a copy of Optical Access's financial statements published in connection with its planned public offering.

Please indicate your consent to the proposed assignment of the Lease to Optical Access upon the consummation of the proposed transaction discussed above by countersigning the enclosed copy of this letter and returning it to me in the envelope provided. We appreciate your response by November 30, 2000 or earlier.

Please contact me at (818) 773-0900 if you have any questions regarding the above. Thank you for your assistance.

                                            Very truly yours,



                                            -----------------------
                                            Noam Lotan



AGREED AND ACCEPTED THIS
____ DAY OF ___________, 2000

NAME OF LESSOR


By:
   ---------------------------------
   Name:
   Title:


OPTICAL ACCESS, INC.


By:
   ---------------------------------
   Name: Guy Avidan
   Title: Chief Executive Officer

                                   SCHEDULE 3



                              SUBLEASE RENTAL RATES



    Approximate Allocation                         Cost per Person per Month
    ----------------------                         -------------------------

